UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On May 22, 2023, Lifecore Biomedical, Inc. (the “Company”), Curation Foods, Inc. (“Curation”) and Lifecore Biomedical Operating Company, Inc. (“Lifecore” and, together with the Company and Curation, the “Borrowers”), certain of the Company’s other subsidiaries, as guarantors, and Alcon Research, LLC (“Alcon”), as administrative agent, collateral agent and lender, entered into that certain Credit and Guaranty Agreement (the “Term Loan Credit Agreement”). The Term Loan Credit Agreement refinanced in full all obligations of the Borrowers and their subsidiaries under that certain Credit and Guaranty Agreement, dated as of December 31, 2020, by and among, inter alios, the Borrowers and Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent and a lender, which was terminated upon the entry into the Term Loan Credit Agreement.

The Term Loan Credit Agreement provides for up to $140.0 million in term loans, which were funded in full on May 22, 2023 (the amount of which may be adjusted pursuant to its terms following the post-closing adjustments set forth in the Equipment Sale and Leaseback Agreement (defined below)). The obligations under the Term Loan Credit Agreement mature on May 22, 2029. The Term Loan Credit Agreement is secured by the same collateral that secures the Revolving Credit Agreement (defined below), with relative priorities in respect thereof, as set forth in the Intercreditor Agreement (defined below).

The loans under the Term Loan Credit Agreement have a fixed interest rate equal to 10% per annum. Interest is payable-in-kind until the third anniversary of the closing date and following the third anniversary of the closing date is payable at a rate equal to 3% per annum in cash with the remainder payable-in-kind, in each case, unless otherwise elected by the Borrowers to pay a greater proportion in cash. The Term Loan Credit Agreement contains customary affirmative covenants including, but not limited to, financial reporting requirements and maintenance of existence requirements and negative covenants, including, but not limited to, limitations on the incurrence of debt, liens, investments, restricted payments, restricted debt payments, and affiliate transactions. The Term Loan Credit Agreement contains one financial covenant, a minimum liquidity covenant, requiring $4.0 million of Consolidated Liquidity (as defined in the Term Loan Credit Agreement) as of the end of each fiscal quarter of the Company.

The Term Loan Credit Agreement contains customary events of default, including, but not limited to, failure to pay principal, interest, fees or other amounts; certain covenant defaults; material inaccuracy of representations and warranties; bankruptcy events; default under any other credit agreement or any related ancillary agreements; judgment defaults; criminal adverse proceedings; and certain FDA regulatory actions. The Term Loan Credit Agreement also contains an event of default upon certain uncured defaults under the Supply Agreement (as defined below), in which case Alcon may require the Company to repay an amount equal to 120% of all borrowings under the Term Loan Credit Agreement. Upon a change on control of the Company, the Company may elect to, or Alcon may require the Company to, repay the full amount of the borrowings outstanding under the Term Loan Credit Agreement, in which case the Company will be required to repay an amount equal to all borrowings under the Term Loan Credit Agreement, plus the greater of 15% of all borrowings under the Term Loan Credit Agreement or $20.0 million.

Pledge and Security Agreement

Also on May 22, 2023, the Borrowers and certain of the Company’s other subsidiaries, as grantors (collectively, the “Grantors”), entered into that certain Pledge and Security Agreement (the “Term Loan Security Agreement”), dated as of May 22, 2023, with Alcon, as collateral agent. Pursuant to the Term Loan Security Agreement, the Grantors secured their obligations under the Term Loan Credit Agreement by granting to Alcon, as collateral agent, a first priority security interest in certain collateral, including but not limited to equipment, fixtures, real property and intellectual property. The security interest granted by the Grantors under the Term Loan Security Agreement continues in effect until the payment in full of all of the secured obligations under the Term Loan Credit Agreement.

Amendment to Revolving Credit Agreement

On May 22, 2023, the Borrowers and certain of the Company’s other subsidiaries, as guarantors, entered into a Limited Waiver, Consent and Fifth Amendment (the “Revolving Loan Amendment”) to that certain Credit Agreement (the “Revolving Credit Agreement”), dated as of December 31, 2020, by and among, inter alios, the Borrowers and BMO Harris Bank, N.A. (“BMO”).

The Revolving Loan Amendment provides for, among other things, (i) a waiver of all known existing defaults under the Revolving Credit Agreement as of the date of the Revolving Loan Amendment, (ii) the reduction of the maximum amount available under the Revolving Credit Agreement to up to the lesser of (x) $40.0 million, less a reserve for certain secured credit products, if any, and (y) the borrowing base (which, pursuant to the Revolving Loan Amendment, was modified to include a further reduction of the borrowing base by an additional $4.0 million), (ii) the modification of the springing minimum fixed charge coverage ratio of 1.00 to 1.00, with such covenant not tested until the fiscal quarter ending on or about February 28, 2024 and, on or thereafter, upon the earlier of the occurrence of an Event of Default or availability being less than the greater of 10% of the maximum borrowing amount and $3.5 million, (iv) cash dominion at all times the Revolving Credit Agreement remains outstanding, and (v) certain other revisions to align with the terms of the Term Loan Credit Agreement and address the relative priorities and credit for borrowings related to the Company’s commercial relationships with Alcon.

In connection with the entry into the Revolving Loan Amendment, the Company also agreed to pay to BMO an amendment fee of $1.2 million, $800,000 of which is paid concurrently with the Company’s entry into the Revolving Loan Amendment, with the remaining $400,000 payable upon the earlier of (i) repayment in full of the Company’s obligations, and termination of all commitments, under the Revolving Credit Agreement and (ii) the occurrence of a Change of Control (as defined in the Revolving Loan Credit Agreement).

BMO and Alcon also entered into an intercreditor agreement regarding their relative rights, as lenders, in the assets of the Company and its subsidiaries that serve as collateral for their respective credit facilities (the “Intercreditor Agreement”).

Equipment Sale and Leaseback Agreements

On May 22, 2023, the Company entered into that certain Equipment Sale and Leaseback Agreement (the “Equipment Sale and Leaseback Agreement”), dated May 22, 2023, with Alcon, wherein the Company sold $10.0 million (subject to certain post-closing adjustments) (the “Purchase Price”) of certain equipment, machinery, and other property associated with the production of sodium hyaluronate (the “Equipment”) to Alcon. The Equipment Sale Leaseback Agreement contains an option for the Company to repurchase the Equipment upon the earlier of (i) seven (7) years and (ii) the expansion of the Company’s existing production capacity with respect to sodium hyaluronate, for a purchase price equal to the Purchase Price, less the aggregate of all Paydown Payments (as defined in the Equipment Lease Agreement).

Concurrently with the entry into the Equipment Sale and Leaseback Agreement, the Company entered into that certain Equipment Lease Agreement (the “Equipment Lease Agreement”), dated May 22, 2023, with Alcon, wherein Alcon leased the Equipment back to the Company. The Equipment Lease Agreement expires upon the earlier of (i) May 22, 2033, and (ii) the date that the Equipment is repurchased by the Company pursuant to the terms of the Equipment Lease Agreement. Upon the expiration of the Equipment Lease Agreement on May 22, 2033, the Company shall automatically repurchase the Equipment for $1.00 (if not previously repurchased pursuant to the option under the Equipment Sale and Leaseback Agreement).

During the lease term, the Company is obligated to make quarterly rental payments to Alcon equal to (i) 1/40th of the Purchase Price (the “Paydown Payments”), plus (ii) 1.5% times the Purchase Price less cumulative Paydown Payments made.

The Equipment Lease Agreement contains terms and provisions (including representations, covenants and conditions) that are generally customary for a commercial lease of this nature, including obligations relating to the use, operation and maintenance of the Equipment. During the term of the lease, Alcon is not permitted to sell or encumber the Equipment. Alcon is only entitled to cancel the Equipment Lease Agreement in the event of insolvency, liquidation or bankruptcy, and its remedies for other breaches of the Equipment Lease Agreement are otherwise limited to monetary damages.

Supply Agreement

On May 3, 2023, the Company entered into an Amended and Restated Supply Agreement (the “Supply Agreement”), dated May 3, 2023, with Alcon, which amended and restated certain existing supply agreements entered into between the Company and Alcon-Couvreur N.V., an affiliate of Alcon, related to the Company’s manufacture and supply of sodium hyaluronate (“HA”) for Alcon.

The initial term of the Supply Agreement expires December 31, 2033. Following the initial term, the Supply Agreement automatically extends for an additional two-year term unless Alcon provides the Company with a notice of non-renewal prior to the expiration of the initial term. The Supply Agreement also contains certain termination provisions which provide that the agreement may be terminated (a) by Alcon upon six months’ written notice to the Company, or (b) by either party if the other party fails to perform or otherwise breaches any of its material obligations under the Supply Agreement, the non-breaching party notifies the breaching party of its intent to terminate the Supply Agreement, and the breaching party fails to cure such breach.

The Supply Agreement contains terms and provisions customary for transactions of this type, including product warranties and confidentiality and indemnification obligations. Orders of HA pursuant to the Supply Agreement are based on customary forecasting mechanics, and are payable by Alcon based on certain prices that are subject to annual index-based adjustments. Pursuant to the Supply Agreement, the Company is also required to commit certain HA manufacturing capacity based on Alcon’s forecasts. Alcon and the Company have also agreed to negotiate in good faith to finalize a plan to increase the Company’s HA manufacturing capacity to meet the anticipated volumes. In the event the Company is unable to supply the agreed-upon volumes and safety stock pursuant to the Supply Agreement, under certain circumstances, Alcon will be entitled to certain rights with respect to the manufacturing and supply of HA for Alcon.

The foregoing descriptions of each of the Term Loan Credit Agreement, the Term Loan Security Agreement, the Revolving Loan Amendment, the Equipment Sale and Leaseback Agreement, the Equipment Lease Agreement, and the Supply Agreement do not purport to be complete and is subject to, and qualified in its entirety by, reference to the respective agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, and Exhibit 10.6, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation of FD Disclosure.

On May 22, 2023, the Company issued a press release announcing the Term Loan Credit Agreement, the Term Loan Security Agreement, the Revolving Loan Amendment, the Equipment Sale and Leaseback Agreement, the Equipment Lease Agreement, and the Supply Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1
Credit and Guaranty Agreement, dated May 22, 2023, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and Alcon Research, LLC, as lender, administrative agent and collateral agent.

10.2
Pledge and Security Agreement, dated May 22, 2023, by and among Lifecore Biomedical, Inc., Curation Foods, Inc., Lifecore Biomedical Operating Company, Inc. and certain other subsidiary parties thereto, as grantors, and Alcon Research, LLC, as collateral agent.

10.3
Limited Waiver and Fifth Amendment to that certain Credit Agreement, dated December 31, 2020, by and among Lifecore Biomedical, Inc., Curation Foods, Inc. and Lifecore Biomedical Operating Company, Inc., as borrowers, certain other subsidiaries of Lifecore Biomedical, Inc. party thereto, as guarantors, and BMO Harris Bank, N.A., as lender and administrative agent.

10.4	Equipment Sale and Leaseback Agreement, dated May 22, 2023, by and between Lifecore Biomedical, Inc. and Alcon Research, LLC.
10.5	Equipment Lease Agreement, dated May 22, 2023, by and between Lifecore Biomedical, Inc. and Alcon Research, LLC.
10.6+	Amended and Restated Supply Agreement, dated May 3, 2023, by and between Lifecore Biomedical, Inc. and Alcon Research, LLC.
99.1	Press Release, dated May 22, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

+ Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023

Lifecore Biomedical, Inc.

By:	/s/ John D. Morberg
John D. Morberg
Chief Financial Officer